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                                                                    EXHIBIT 31.2


      NOTICE REGARDING CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
                      OF TITLE 18 OF THE UNITED STATES CODE

                             as adopted pursuant to

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         I, Han Ming, the chief executive officer of AP Henderson Group., certify that (i) the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005, as filed by the Company with the Securities and Exchange Commission, to which this Certification is an Exhibit, complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, except as stated by the other certifying officer that the Company is reevaluating its internal controls in light of the recission of the HMCS merger, as further described in this report; and (ii) the information contained in the Form 10-QSB financial statements fairly presents, in all material respects, the financial condition and results of operations of AP Henderson Group.


                                                   /s/ Han Ming
                                                   -----------------------
                                                   Han Ming
                                                   Chief Executive Officer
                                                   Date: November 14, 2005


This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to AP Henderson Group. and will be retained by AP Henderson Group. and furnished to the Securities and Exchange Commission or its staff upon request.